Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 28, 2014 relating to the consolidated financial statements of HubSpot, Inc. and subsidiary (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in accounting policy for sales commissions) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

August 25, 2014